                                                                   EXHIBIT 10(g)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                      ------------------------------------

          This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption") is to be effectuated by the completion and execution of the Assignment Execution Form attached hereto. A copy of the terms of the Assignment and Assumption does not need to be physically attached to the Assignment Execution Form, but rather these terms are incorporated therein by reference. Terms defined in the Assignment Execution Form (or in the Loan Agreement described therein) are used herein as therein defined.

          The Assignor and the Assignee agree as follows:

1.    Assignment; Effect of Certain Dates.
      -----------------------------------

          For value received, without recourse, representation or warranty (except as expressly set forth herein or in the Loan Agreement) the Assignor sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, all of the Assignor's right, title and interest in and to, and all of the Assignor's obligations with respect to, the applicable Assigned Shares under the Loan Agreement. The Agent shall confirm by telecopy to the Assignor and the Assignee that the Agent has received a fully completed Assignment Execution Form signed by the Assignor and the Assignee on the date that the Agent sends such confirmations, which shall in no event be later than October 29, 1999 (the "Contract Date"), the obligations of the Assignor and the Assignee hereunder shall be irrevocable as between themselves. Upon its receipt of a fully completed Assignment Execution Form signed by the Assignor and the Assignee, the Agent will send a copy of such Assignment Execution Form to the Canadian Borrower. No (i) failure of any party to settle on the Settlement Date any amount owed hereunder, (ii) dispute respecting settlement, or (iii) bankruptcy, insolvency or other condition whatsoever respecting any Person shall in any way impair, reduce or otherwise affect the transfer of the Assigned Shares to the Assignee, and the release of the Assignor, as contemplated by this Assignment and Assumption.

2.    Rights and Obligations of Assignee;
      Release of Assignor.
      -----------------------------------

     (a) From and after the Settlement Date, the Assignee shall be entitled to all rights, powers and privileges of the Assignor and shall perform all of the duties and obligations of the Assignor under the Loan Agreement and the other Loan Documents, to the extent of the Assigned Shares, including without limitation (i) the right to receive all payments in respect of the Assigned Shares which are unpaid on the Settlement Date or become payable from and after the Settlement Date, whether on account of principal, interest, fees, indemnities, increased costs, additional amounts or otherwise, (ii) the right to vote and to instruct the Agent under the Loan Agreement to the extent of the Assigned Shares, (iii) the right to set off and to appropriate and apply deposits of the Canadian Borrower as set forth in the Loan Agreement or any other Loan Document, (iv) the right to receive notices, requests, demands and other communications from the Agent and/or any other party required to give notices, requests, demands or other communications, (v) the obligation to fund all payments required to be made by a Lender holding an Assigned Share, and (vi) the obligation to provide to the Agent any withholding tax forms and other information prescribed by the applicable taxation authority certifying as to the Assignee's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty. From and after the Settlement Date, the Assignor shall be released from all duties and obligations under the Loan Agreement and all other Loan Documents to the extent of the Assigned Shares.

     (b) From and after the Settlement Date, Assignee shall be deemed a "Lender" and a "Canadian Lender" for all purposes in connection with the Loan Agreement and the other Loan Documents, as such term is defined in the Loan Agreement, and, subject to further adjustments, reductions, sales and assignments as provided for or contemplated in the Loan Agreement, (i) the "Commitment" of Assignee for all purposes under the Loan Agreement and the other Loan Documents shall be U.S.$50,000,000 under the Canadian Revolving Credit Facility, and (ii) the "Participation" of Assignee thereunder shall be equal to 100%, respectively. Notwithstanding anything to the contrary contained herein or in the Assignment Execution Form, the assignment provided for herein shall be effective as of October ______, 1999 , which shall be deemed the "Settlement Date", as such term is used herein. The term "Assigned Shares", as used herein and in the Assignment Execution Form, shall mean the aggregate of the Commitments of Assignor assigned, as set forth in Section 4 of the Assignment Execution Form.

2.    Representations and Warranties of Assignor.
      ------------------------------------------

          The Assignor (a) represents and warrants that it is the legal and beneficial owner of its Assigned Share, and that such Assigned Share is free and clear of any adverse claim or encumbrances; and (b) except for the representations and warranties in subclause (a) above and in Section 4 below and herein makes no representation or warranty and assumes no responsibility whatsoever regarding the assignment affected hereby, including, without limitation, with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, sufficiency or value of the Loan Agreement or any other Loan Document, or the financial condition of each of the Canadian Borrower, the Parent, the other Creditors, or any other Person, or the performance or observance by each of the Canadian Borrower, the Parent, the other Creditors or any other Party of any of its obligations under the Loan Agreement or any other Loan Document.

3.     Mutual Representations and Warranties.
       -------------------------------------

          The Assignor and the Assignee severally represents and warrants to the other of them as of the Contract Date and the Settlement Date as follows:

     (a) it is duly organized and validly existing and has full power and authority, and has taken or will take all action necessary, to execute and deliver the Assignment Execution Form and to fulfil its obligations under, and to consummate the transactions contemplated by, this Assignment and Assumption;

     (b) the making and performance by it of this Assignment and Assumption does not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

     (c) the Assignment Execution Form has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles; and

     (d) all approvals, authorizations or other actions by, or filings with, any Governmental Authority, if any, necessary for the validity or enforceability of its obligations under this Assignment and Assumption have been obtained or taken, as the case may be.

4.    Representations and Warranties of Assignee.
      ------------------------------------------

          The Assignee (i) confirms that it has received a copy of the Loan Agreement and each of the other Loan Documents, which have in each case been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Assignor, the Agent or any other Person and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and any other Loan Documents; (iii) represents that it is eligible to become an assignee of the Assigned Shares pursuant to the terms, if any, of the Loan Agreement which limit assignees to persons having specified characteristics or falling within certain classes; and (iv) appoints the Agent to act in the capacity set forth in the Loan Agreement.

5.    Single Net Payment.
      ------------------

          Unless the Assignor and Assignee agree otherwise, on the Settlement Date a single, net, final payment shall be made, which shall be in an amount mutually agreed upon by the

Assignor and the Assignee, taking into account the then outstanding principal amount, if any, of the Assigned Shares, any fees payable to or by the Assignee, and all accrued fees, interest and other amounts payable under the Loan Agreement or any related documents.

6.    Governing Law.
      -------------

          This assignment and assumption shall be governed by, and shall be construed and enforced in accordance with, the laws of the Province of Ontario, without regard to principles of conflicts of laws.

7.    Counterparts; Amendments; Binding Effect.
      ----------------------------------------

          The Assignment Execution Form may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. The terms hereof may not be amended or modified except in writing executed by the Assignor and the Assignee. Any change in the Settlement Date to an earlier date than that specified on the Assignment Execution Form shall require the consent of the Agent. The terms hereof shall bind and inure to the benefit of and be enforceable by the parties executing (or deemed to have consented to) the Assignment Execution Form and their respective successors and permitted assigns.

8     Effectiveness of Notices.
      ------------------------

          Notices required to be given and other documents required to be delivered pursuant to the terms hereof shall be deemed given or delivered when actually received unless sent by facsimile transmission, in which case such notice or other document shall be deemed given or delivered when sent (as established by sender's facsimile transmission machine printout or similar mechanical record).

9     Quebec Addendum.
      ---------------

          Addendum 1 to Exhibit "O" is hereby incorporated herein.

                            ASSIGNMENT EXECUTION FORM
                            -------------------------

          This Assignment Execution Form incorporates by reference all of the terms and conditions of the Assignment and Assumption Agreement which is attached hereto. By executing this Assignment Execution Form, and pursuant to the terms of such Assignment and Assumption Agreement, the Assignor sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, in each case without recourse, representation or warranty (except as set forth in the Assignment and Assumption Agreement), all of the Assignor's right, title and interest in and to, and all of the Assignor's obligations with respect to, the Assigned Shares (as calculated herein), and the Assignor are released from such obligations.


1   Loan Agreement:

     Title: Loan Agreement dated as of December 22, 1997 among InterTAN Canada Ltd., as Canadian Borrower, InterTAN U.K. Limited, as U.K. Borrower, InterTAN, Inc., as a guarantor, Bank of America Canada, as Agent and Lender and Bank of America N.T. & S.A. (London, England Branch Office), as a U.K. Lender, as amended by Rectification and Amendment No. 1 dated February 24, 1998, Second Amendment to Loan Agreement dated as of January, 1999, Third Amendment to Loan Agreement dated as of April 12, 1999 and Fourth Amendment to Loan Agreement dated as of July 31, 1999.

     Date:                          December 22, 1997

     Name of Borrower(s):           InterTAN Canada Ltd.

     Name of Agent:                 Bank of America Canada

2    Name of Assignor:              BankBoston Retail Finance Inc.

     (The Agent must enter the date of delivery to it of this Assignment Execution Form, executed by Assignor and Assignee, and MUST INITIAL AND RETURN A COPY OF THIS PAGE TO Assignor.)

3    Name of Assignee:              Bank of America Canada

4    Assigned Shares:

     (a)     Total Loan Agreement Commitment for All        U.S.:  $50,000,000
             Lenders as of Contract Date
--------------------------------------------------------------------------------

     (b)     Assigned Share of Assignor                     U.S.: $16,666,666.66
--------------------------------------------------------------------------------

     (c)     Percentage Amount of Assigned Share of         33%
              Assignor of Total Commitments
--------------------------------------------------------------------------------

     (d)     Total Loans Outstanding for All Lenders as     U.S.:  $nil
             of Contract Date (exclusive of Letters of
             Credit)
--------------------------------------------------------------------------------

     (e)     Outstanding Amount of Assigned Loans           U.S.:  $nil
--------------------------------------------------------------------------------

5 Sales Price of Assigned Shares: See Schedule I (Schedule I may be omitted when form is sent to the Agent).


Consent to/Acknowledged by as of October 28, 1999.


BANK OF AMERICA CANADA                   (Assignor)
                                         BANKBOSTON RETAIL FINANCE INC.


By:     /s/Robert Kizell                 By:      /s/Michael L. Pizette
Name:   Robert Kizell                    Name:    Michael L. Pizette
Title:  Vice-President                   Title:   Managing Director


(Assignee)
BANK OF AMERICA CANADA

By:     /s/Robert Kizell
Name:   Robert Kizell
Title:  Vice-President

The undersigned hereby intervene in the foregoing Assignment and Assumption Agreement and unconditionally acquiesces in the assignment referred to therein and agrees to pay the "Termination Fee" referred to in Schedule I.


INTERTAN CANADA LTD.

By:  /s/James G. Gingerich
Name:  James G. Gingerich
Title:  Vice President

                                   Schedule I
                             Attached to Assignment
                            Execution Form executed
                 by BankBoston Retail Finance Inc., as Assignor
                    and Bank of America Canada, as Assignee



Principal Amount to be paid for Assigned Shares      U.S.:  $0

Canadian Unused Line Fee                             U.S.:  $

L/C Fee                                              U.S.:  $

Termination Fee (to be paid by Canadian Borrower)    U.S.:  $

Net Payment due by Assignee                          U.S.:  $